CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-182661) on Form S-8 of Labor Smart, Inc. of our report dated April 10, 2015, relating to our audit of the financial statements, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern, which appears in this Annual Report on Form 10-K of Labor Smart, Inc. for the year ended December 26, 2014.

/s/SingerLewak, LLP

Los Angeles, California

April 10, 2015